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                                                                      Exhibit 99

                  FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP
                           7 BULFINCH PLACE, SUITE 500
                              POST OFFICE BOX 9507
                           BOSTON, MASSACHUSETTS 02114



March 29, 2002

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re: Annual Report on Form 10-K for the Year ended December 31, 2001; Confirmation of Receipt of Assurances from Arthur Andersen LLP

Ladies and Gentlemen:

         Our auditors, Arthur Andersen LLP, have represented to us in a letter dated March 29, 2002 that (i) their audits of the financial statements included in Item 8, Part II of this Annual Report on Form 10-K were subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, (ii) there was appropriate continuity of Arthur Andersen personnel working on the audit, and (iii) there was availability of national office consultation. We do not have foreign affiliates, so the assurances from Arthur Andersen as to foreign affiliates are not applicable to us.


                                         Respectfully submitted,



                                         Thomas C. Staples
                                         Chief Financial Officer and Treasurer













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